Exhibit 99.1

FirstEnergy Corp.	For Release: March 16, 2021
76 South Main Street
Akron, Ohio 44308
www.firstenergycorp.com

News Media Contact:	Investor Contact:
Lyndsey Estin	Irene Prezelj
(917) 842-1594	(330) 384-3859
lyndsey.estin@kekstcnc.com

FirstEnergy Announces Agreement with Icahn Capital

Two New Directors to Be Appointed to FirstEnergy Board

Icahn Capital to Support All FirstEnergy Nominees for Election at 2021 Annual Meeting

Akron, Ohio – FirstEnergy Corp. (NYSE: FE) today announced that it has entered into an agreement with Icahn Capital to add two new members to the company’s Board of Directors. Following these additions, FirstEnergy’s Board will have 14 directors.

Under the terms of the agreement, FirstEnergy will appoint Andrew Teno and Jesse Lynn, both of whom are employees of Icahn Capital, to the Board effective March 18, 2021. FirstEnergy has also agreed to include Teno and Lynn on its recommended slate of nominees for election at the company’s upcoming 2021 Annual Meeting of Shareholders. These appointments are subject to certain regulatory approvals. Therefore, until regulatory approvals are received, the two Icahn Capital directors will not have voting rights. The agreement includes provisions regarding voting, standstill restrictions, and other matters, and also provides that Mr. Icahn and his associates will not exercise substantial influence or control over FirstEnergy or any of its subsidiaries. The agreement will be filed by the company on a Current Report on Form 8-K with the U.S. Securities and Exchange Commission.

“We are pleased to have reached this agreement with Icahn Capital,” said Donald T. Misheff, non-executive chairman of FirstEnergy. “Our Board and management team have been taking decisive actions to address recent challenges and rebuild trust with key stakeholders. We welcome Messrs. Teno and Lynn joining our Board deliberations as we continue to implement initiatives to enhance shareholder value and advance FirstEnergy into a more resilient, industry-leading organization of the future.”

“We look forward to working with our new directors and the rest of the Board on the priorities for FirstEnergy and building on the meaningful steps we have already taken to drive performance, engage in an open dialogue with regulators and other stakeholders, and ensure a company-wide culture of integrity and ethical behavior,” said Steven E. Strah, president and chief executive officer.

“Over the past few weeks, we have had constructive discussions with FirstEnergy’s Board and management team. We look forward to working with them to advance the significant progress they have made in navigating current uncertainties and ensuring the company is best positioned to increase value for all shareholders,” said Carl C. Icahn.

FirstEnergy has acted with urgency in recent months to strengthen the company and implement initiatives that are expected to provide near-term value while creating new opportunities for long-term growth. This includes – among other actions – fostering a renewed emphasis on compliance and transparency throughout the company, taking steps to reduce regulatory uncertainty affecting its Ohio utilities, and driving initiatives to accelerate the trajectory of the business for the benefit of all shareholders and other stakeholders.

Mr. Teno will join the Audit Committee and the Compliance Oversight Sub-Committee formed to assess and oversee the implementation of potential changes in the Company’s corporate compliance program, and Mr. Lynn will join the Independent Review Committee and the Demand Review Committee.

About Andrew Teno
Andrew Teno has been a portfolio manager of Icahn Capital LP, the investment management subsidiary of Icahn Enterprises L.P., since October 2020. Mr. Teno has been a director of: Cheniere Energy, Inc., a developer of natural gas liquefaction and export facilities and related pipelines, since February 2021; and Herc Holdings Inc., an international provider of equipment rental and services, since February 2021. Prior to joining Icahn, Mr. Teno worked at Fir Tree Partners, a New York-based private investment firm that invests worldwide in public and private companies, real estate and sovereign debt. Mr. Teno’s focus was on value investing across capital structures, industries and geographies. During his time at Fir Tree, he also served on the Board of Directors of Eco-Stim Energy Solutions. Prior to Fir Tree, he worked at Crestview Partners from July 2009 to July 2011 as an associate in their Private Equity business. Prior to Crestview, Mr. Teno worked at Gleacher Partners, an M&A boutique, from July 2007 to July 2009. Mr. Teno received an undergraduate business degree from the Wharton School at the University of Pennsylvania in 2007.

About Jesse Lynn
Jesse A. Lynn has been general counsel of Icahn Enterprises L.P., a diversified holding company engaged in a variety of businesses, including investment, energy, automotive, food packaging, metals, real estate, home fashion and pharma, since 2014. From 2004 to 2014, Mr. Lynn was Assistant General Counsel of Icahn Enterprises. Mr. Lynn has been a director of: Cloudera, Inc., a company that provides a software platform for data engineering, data warehousing, machine learning and analytics, since August 2019; and Conduent Incorporated, a provider of business process outsourcing services, since April 2019. Mr. Lynn was previously a director of: Herbalife Nutrition Ltd., a nutrition company, from 2014 to

January 2021; and The Manitowoc Company, Inc., a capital goods manufacturer, from April 2015 to February 2018. Prior to joining Icahn, Mr. Lynn worked as an associate in the New York office of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. in its business and finance department from 2000 until 2004. From 1996 until 2000, Mr. Lynn was an associate in the corporate group at Gordon Altman Butowsky Weitzen Shalov & Wein. Mr. Lynn received a Bachelor of Arts degree from the University of Michigan and a Juris Doctor from the Boston University School of Law.

FirstEnergy is dedicated to integrity, safety, reliability and operational excellence. Its 10 electric distribution companies form one of the nation's largest investor-owned electric systems, serving customers in Ohio, Pennsylvania, New Jersey, West Virginia, Maryland and New York. The company's transmission subsidiaries operate approximately 24,500 miles of transmission lines that connect the Midwest and Mid-Atlantic regions. Follow FirstEnergy online at www.firstenergycorp.com. Follow FirstEnergy on Twitter: @FirstEnergyCorp.

Forward-Looking Statements: This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on information currently available to management. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management’s intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “forecast,” “target,” “will,” “intend,” “believe,” “project,” “estimate,” “plan” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the results of our ongoing internal investigation matters and evaluation of our controls framework and remediation of our material weakness in internal control over financial reporting; the risks and uncertainties associated with government investigations regarding Ohio House Bill 6 and related matters including potential adverse impacts on federal or state regulatory matters including, but not limited to, matters relating to rates; the risks and uncertainties associated with litigation, arbitration, mediation and similar proceedings; legislative and regulatory developments, including, but not limited to, matters related to rates, compliance and enforcement activity; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, maintaining financial flexibility, overcoming current uncertainties and challenges associated with the ongoing governmental investigations, executing our transmission and distribution investment plans, controlling costs, improving our credit metrics, strengthening our balance sheet and growing earnings; economic and weather conditions affecting future operating results, such as a recession, significant weather events and other natural disasters, and associated regulatory events or actions in response to such conditions; mitigating exposure for remedial activities associated with retired and formerly owned electric generation assets; the extent and duration of COVID-19 and the impacts to our business, operations and financial condition resulting from the outbreak of COVID-19 including, but not limited to, disruption of businesses in our territories, volatile capital and credit markets, legislative and regulatory actions, the effectiveness of our pandemic and business continuity plans, the precautionary measures we are taking on behalf of our customers, contractors and employees, our customers’ ability to make their utility payment and the potential for supply-chain disruptions; the potential of non-compliance with debt covenants in our credit facilities due to matters associated with the government investigations regarding Ohio House Bill 6 and related matters; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions; actions that may be taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; changes in assumptions regarding economic conditions within our territories, the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; changes in customers’ demand for power, including, but not limited to, the impact of climate change or energy efficiency and peak demand reduction mandates; changes in national and regional economic conditions affecting us and/or our major industrial and commercial customers or others with which we do business; the risks associated with cyber-attacks and other disruptions to our information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; changes to environmental laws and regulations, including, but not limited to, those related to climate change; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts and other trust funds, or causing us to make contributions sooner, or in amounts that are larger, than currently anticipated; labor disruptions by our unionized workforce; changes to significant accounting policies; any changes in tax laws or regulations, or adverse tax audit results or rulings; and the risks and other factors discussed from time to time in our SEC filings. Dividends declared from time to time on FirstEnergy Corp.’s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. The foregoing factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in our filings with the SEC, including but not limited to the most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy Corp.’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements.

FirstEnergy expressly disclaims any current intention to update or revise, except as required by law, any forward-looking statements contained herein or the information incorporated by reference as a result of new information, future events or otherwise.